Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8886
investorrelations@polypore.net
www.polypore.net

PRESS RELEASE

Polypore Announces Intention to Refinance Senior Credit Facility

CHARLOTTE, NC — June 7, 2012 — Polypore International, Inc. (“Polypore”) (NYSE:PPO) announces its intention to replace its existing $90,000,000 revolving credit facility and $344,895,000 term loan facility (together, the “Existing Credit Facility”) with a new 5-year $450,000,000 senior secured credit facility (the “New Credit Facility”), comprised of a $150,000,000 revolving credit facility and a $300,000,000 term loan facility, both to be due in 2017. The proceeds of the New Credit Facility will be used by Polypore, among other things, to refinance indebtedness outstanding under the Existing Credit Facility and to pay transaction expenses in connection with the New Credit Facility and for working capital and general corporate purposes. No definitive documentation governing the New Credit Facility has been entered into by Polypore.

The entry into the New Credit Facility will be contingent upon, among other things, a successful syndication and the satisfaction of conditions precedent to the definitive documentation. The terms of the New Credit Facility, including those described above, could change materially between the date hereof and the effectiveness of the New Credit Facility and no assurance can be given that the New Credit Facility will be consummated.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore's flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:
Polypore International, Inc.
Investor Relations
(704) 587-8886
investorrelations@polypore.net

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